As filed with the Securities and Exchange Commission on March 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CROWDSTRIKE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	45-3788918
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

150 Mathilda Place, Suite 300

Sunnyvale, California 94086

(Address of Principal Executive Offices)

CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan

CrowdStrike Holdings, Inc. 2019 Employee Stock Purchase Plan

(Full Titles of the Plans)

George Kurtz

President and Chief Executive Officer

CrowdStrike Holdings, Inc.

150 Mathilda Place, Suite 300

Sunnyvale, California 94086

(Name and Address of Agent for Service)

(888) 512-8906

(Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Alan F. Denenberg

Emily Roberts

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Telephone: (650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)
Class A Common Stock, $0.0005 par value per share
— 2019 Equity Incentive Plan	4,258,956 (2)	$35.13 (4)	$149,617,124.28	$19,420.30
— 2019 Employee Stock Purchase Plan	2,129,478 (3)	$35.13 (4)	$74,808,562.14	$9,710.15
Total	6,388,434		$224,425,686.42	$29,130.45

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s Class A common stock, $0.0005 par value per share (“Class A Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents 4,258,956 shares of Class A Common Stock available for future issuance under the 2019 Equity Incentive Plan (the “2019 Plan”) by reason of the automatic increase provisions therein.
(3)	Represents 2,129,478 shares of Class A Common Stock available for future issuance under the 2019 Employee Stock Purchase Plan (the “2019 ESPP”) by reason of the automatic increase provisions therein.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices of the Registrant’s Class A Common Stock on The Nasdaq Global Select Market on March 17, 2020.
(5)	Rounded to the nearest cent.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Crowdstrike Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of the Registrant’s Class A Common Stock for issuance under the 2019 Plan and the 2019 ESPP, pursuant to the provisions of such plans that provide for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on June 12, 2019 (Registration No. 333-232084).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2019 Equity Incentive Plan (1)

99.2	2019 Employee Stock Purchase Plan (2)

* Filed herewith.

(1) Filed as Exhibit 10.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 29, 2019 and incorporated herein by reference.

(2) Filed as Exhibit 10.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 29, 2019 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, CrowdStrike Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 23 day of March, 2020.

CrowdStrike Holdings, Inc.

By:	/s/ GEORGE KURTZ
	Name:	George Kurtz
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of George Kurtz and Burt W. Podbere as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable CrowdStrike Holdings, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
President, Chief Executive Officer and Director
/s/ GEORGE KURTZ	(Principal Executive Officer)	March 23, 2020
George Kurtz

Chief Financial Officer
/s/ BURT W. PODBERE	(Principal Financial and Principal Accounting Officer)	March 23, 2020
Burt W. Podbere

/s/ ROXANNE S. AUSTIN	Director	March 23, 2020
Roxanne S. Austin

/s/ CARY J. DAVIS	Director	March 23, 2020
Cary J. Davis

Signature	Title	Date

/s/ SAMEER K. GANDHI	Director	March 23, 2020
Sameer K. Gandhi

/s/ JOSEPH P. LANDY	Director	March 23, 2020
Joseph P. Landy

/s/ DENIS J. O’LEARY	Director	March 23, 2020
Denis J. O’Leary

/s/ JOSEPH E. SEXTON	Director	March 23, 2020
Joseph E. Sexton

/s/ GODFREY R. SULLIVAN	Director	March 23, 2020
Godfrey R. Sullivan

/s/ GERHARD WATZINGER	Chairman of the Board of Directors	March 23, 2020
Gerhard Watzinger